CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the reference in the Registration Statement (No. 333-202081) on Form S-8 of Pathfinder Bancorp, Inc. of our report dated June 29, 2023, appearing in this annual Report on Form 11-K of the Pathfinder Bank 401 (k) Savings Plan for the year ended December 31, 2022.

/s/ Bonadio & Co., LLP

Syracuse, New York

June 29, 2023